Exhibit 99.1

18280 CAPITOL INVESTMENT CORP. V_PROXY CARD REV1 Front

**YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.**

**Vote by Internet – QUICK ★★★ EASY**
**IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail**

# CAPITOL INVESTMENT CORP. V

**Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [·], 2021.**

**INTERNET – www.cstproxyvote.com**
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

**Vote at the Meeting –**
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: **https://www.cstproxy.com/capinvestmentcorpv/sm2021**

**MAIL** – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

**PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.**

**▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲**

Please mark your votes like this **X**

**PROXY**

1. To approve the agreement and plan of merger, dated as of March 2, 2021 (the "Merger Agreement"). FOR ☐ AGAINST ☐ ABSTAIN ☐

2. To approve the proposed amended and restated certificate of incorporation of Capitol Investment Corp. V ("Capitol"). FOR ☐ AGAINST ☐ ABSTAIN ☐

3. To approve, on a non-binding advisory basis, the following material difference between the certificate of incorporation of Capitol that will be in effect upon the closing of the transactions and Capitol's current certificate of incorporation:

   **3a.** The name of the new public entity will be "Doma Holdings, Inc." as opposed to "Capitol Investment Corp. V". FOR ☐ AGAINST ☐ ABSTAIN ☐

   **3b.** Capitol, to be renamed "Doma Holdings, Inc." ("New Doma"), will have 2,000,000,000 authorized shares of common stock and 100,000,000 authorized shares of preferred stock, as opposed to Capitol currently having 400,000,000 authorized shares of Class A common stock, 50,000,000 authorized shares of Class B common stock, and 1,000,000 shares of preferred stock. FOR ☐ AGAINST ☐ ABSTAIN ☐

   **3c.** The removal of various provisions applicable only to special purpose acquisition companies that the current certificate of incorporation contains. FOR ☐ AGAINST ☐ ABSTAIN ☐

4. To approve the issuance of (x) shares of common stock of New Doma pursuant to the terms of the Merger Agreement and (y) shares of common stock of New Doma to certain institutional investors in connection with a concurrent private placement. FOR ☐ AGAINST ☐ ABSTAIN ☐

5. To approve the New Doma Equity Incentive Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐

6. To approve the New Doma Employee Stock Purchase Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐

7. To elect the following directors who, upon the consummation of the business combination, will be the directors of New Doma, in the classes set forth below:

**Class I** (to serve until the 2024 annual meeting or until their successors are elected and qualified or their earlier resignation, removal, or death):

| | FOR | WITHHOLD |
|---|---|---|
| Max Simkoff | ☐ | ☐ |
| Serena Wolfe | ☐ | ☐ |
| Matthew E. Zames | ☐ | ☐ |

**Class II** (to serve until the 2022 annual meeting or until their successors are elected and qualified or their earlier resignation, removal, or death):

| | FOR | WITHHOLD |
|---|---|---|
| Stuart Miller | ☐ | ☐ |
| Charles Moldow | ☐ | ☐ |
| Karen Richardson | ☐ | ☐ |

**Class III** (to serve until the 2023 annual meeting or until their successors are elected and qualified or their earlier resignation, removal, or death):

| | FOR | WITHHOLD |
|---|---|---|
| Sharda Cherwoo | ☐ | ☐ |
| Lawrence Summers | ☐ | ☐ |
| Maxine Williams | ☐ | ☐ |

8. To approve the adjournment of the special meeting by the chairman thereof to a later date, if necessary, if Capitol is unable to consummate the business combination for any reason. FOR ☐ AGAINST ☐ ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE ON BACK ☐

CONTROL NUMBER

**Signature**________________ **Signature, if held jointly**________________ **Date**________**2021.**

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

18280 CAPITOL INVESTMENT CORP. V_PROXY CARD REV1 Back

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting in lieu of the 2021 Annual Meeting of Stockholders to be held on , 2021:**
**The notice of special meeting and the accompanying proxy statement/prospectus are available at https://www.cstproxy.com/capinvestmentcorpv/sm2021**

**PROXY**

# CAPITOL INVESTMENT CORP. V

**SPECIAL MEETING IN LIEU OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS**

*YOUR VOTE IS IMPORTANT*

**THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS**
**FOR THE GENERAL MEETING TO BE HELD ON , 2021**

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus in connection with a special meeting in lieu of the 2021 annual meeting of stockholders of Capitol Investment Corp V ("Capitol") to be held at a.m. New York City time, on , 2021 virtually via live webcast at **https://www.cstproxy.com/capinvestmentcorpv/sm2021**, and hereby appoints Mark D. Ein and L. Dyson Dryden, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of Capitol common stock registered in the name provided, which the undersigned is entitled to vote at the general meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement/Prospectus.

**THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, "FOR" PROPOSAL 2 (THE CHARTER PROPOSAL) BELOW, "FOR" EACH OF PROPOSALS 3A, 3B, AND 3C (THE ADVISORY CHARTER PROPOSALS) BELOW, "FOR" PROPOSAL 4 (THE STOCK ISSUANCE PROPOSAL) BELOW "FOR" PROPOSAL 5 (THE NEW INCENTIVE PLAN PROPOSAL) BELOW, "FOR" PROPOSAL 6 (THE ESPP PROPOSAL) BELOW, "FOR" THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 7 (THE DIRECTOR ELECTION PROPOSAL) BELOW, AND "FOR" PROPOSAL 8 (THE ADJOURNMENT PROPOSAL) BELOW.**

**THE CAPITOL BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, "FOR" PROPOSAL 2 (THE CHARTER PROPOSAL) BELOW, "FOR" EACH OF PROPOSALS 3A, 3B, AND 3C (THE ADVISORY CHARTER PROPOSALS) BELOW, "FOR" PROPOSAL 4 (THE STOCK ISSUANCE PROPOSAL) BELOW "FOR" PROPOSAL 5 (THE NEW INCENTIVE PLAN PROPOSAL) BELOW, "FOR" PROPOSAL 6 (THE ESPP PROPOSAL) BELOW, "FOR" THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 7 (THE DIRECTOR ELECTION PROPOSAL) BELOW, AND "FOR" PROPOSAL 8 (THE ADJOURNMENT PROPOSAL) BELOW.**

**THE APPROVAL OF EACH OF THE BUSINESS COMBINATION PROPOSAL, CHARTER PROPOSAL, STOCK ISSUANCE PROPOSAL, INCENTIVE PLAN PROPOSAL, ESPP PROPOSAL, AND DIRECTOR ELECTION PROPOSAL IS A CONDITION TO THE CONSUMMATION OF THE BUSINESS COMBINATION.**

**PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.**

FOR ADDRESS CHANGE: ______________________________

______________________________

______________________________

**(Continued, and to be marked, dated and signed, on the other side)**